                                                                    EXHIBIT 23.1

              Consent of Independent Certified Public Accountants



American Realty Trust, Inc.
Dallas, Texas


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 1999, relating to the consolidated financial statements and schedules of American Realty Trust, Inc. for the year ended December 31, 1998.


We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                       /s/ BDO SEIDMAN, LLP

                                       BDO Seidman, LLP



Dallas, Texas

April 30, 1999